UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Soliciting Material Pursuant to §240.14a-12

Allis-Chalmers Energy Inc.

(Name of Registrant as Specified In Its Charter)

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Issue No. 1

STATUS FROM THE MERGER INTEGRATION TEAM

On August 12, 2010, Seawell and Allis-Chalmers Energy announced that that their respective Boards of Directors have approved a merger agreement providing for the acquisition of Allis-Chalmers by Seawell. The transaction is expected to close between December 2010 and March 2011, subject to regulatory approvals and shareholders vote.

The combined company will have:

•	6,500 employees in 30+ countries;

•	USD 1.3 billion in revenues in 2010, USD 195 million in EBITDA (per cumulative analyst views);

•	A global footprint covering some of the world’s key oil and gas regions including the US, Gulf of Mexico, Brazil, Argentina, North Sea, Middle East, Africa and Southeast Asia / Pacific; and

•	30+ years experience in drilling and servicing production.

Until the transaction is closed, Seawell and Allis-Chalmers will continue to act as separate companies.

To start preparing for operations as a combined company after the merger close, a group of executives from Seawell and Allis-Chalmers participated in an intense two-day planning workshop on October 5 and 6. From our discussions, it was clear that the combined company will be a strong people oriented company with the ambition to be among the very top oilfield services companies in the world. The combined company will be focused on helping our customers produce more hydrocarbons through the lifecycle of the well. We have a number of exciting opportunities to sell our products and services to new customers and in new geographies, and we also see opportunities to broaden the range of products and services offered.

To capture the opportunities, we are starting a number of initiatives. First of all, the new company will operate under a new name and a re-branding project is underway. Second, we are starting to prepare for the integration of the two businesses. To meet our growth aspiration, the focus of the integration will be to build the platform for growth. By this we mean that we want to create something new and better than either Seawell or Allis-Chalmers. We want to create a company that operates seamlessly across the world based on common processes and that can offer its full range of products and services to all customers.

Another integration objective is to minimize disruption to day-to-day business. We are therefore in the process of launching a number of Integration Projects with team members from both Seawell and Allis Chalmers. These projects will be in charge of planning the integration so that the rest of us can focus on day-to-day business. The priority of the projects is to make sure that the companies can operate legally and structurally as one company after the close of the transaction. We are aware that the faster we integrate our two companies, the less disruption there will be. Our target is therefore to have the vast majority of integration initiatives finished within 90 days of the close of the transaction.

The activities of the Integration Projects will be coordinated by a Merger and Integration Team led by Gunnar Lemvik, Senior Vice President HR, Seawell. The global consulting firm Accenture will support the integration activities.

We want to make frequent and open communications a hallmark of the integration process. Therefore, further Merger Integration Newsletters will be distributed as the integration preparations continue. In terms of everyday work and tasks, you should consider everything to be operating as ‘business as usual’ unless the integration teams provide specific action plans.

For questions related to the merger:
Seawell employees: merger.integration@seawellcorp.com
Allis-Chalmers Energy employees: merger.integration@alchenergy.com

We anticipate an exciting future for the combined company and look forward to the opportunities created by this merger.

Jørgen P. Rasmussen
Executive Chairman Seawell

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. Seawell and Allis-Chalmers caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Seawell and Allis-Chalmers, including future financial and operating results, Seawell’s and Allis-Chalmers’ plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Allis-Chalmers’ filings with the Securities and Exchange Commission. These include risks and uncertainties relating to: the ability to obtain the requisite Allis-Chalmers stockholder approval; the risk that Allis-Chalmers or Seawell may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. Neither Seawell nor Allis-Chalmers undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Seawell, Allis-Chalmers and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person. In connection with the proposed merger between Seawell and Allis-Chalmers, Seawell will file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Allis-Chalmers that also constitutes a prospectus of Seawell. Seawell and Allis-Chalmers will mail the proxy statement/prospectus to the Allis-Chalmers stockholders. Seawell and Allis-Chalmers urge investors and stockholders to read the proxy statement / prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Seawell’s website (www.seawellcorp.com) under the tab “Investors.” You may also obtain these documents, free of charge, from Allis-Chalmers’ website (www.alchenergy.com) under the tab “For Investors” and then under the heading “SEC Filings.”

Participants In The Merger Solicitation

Seawell, Allis-Chalmers, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allis-Chalmers stockholders in favor of the merger and related matters. Information regarding the persons, who may, under the rules of the SEC, is deemed participants in the solicitation of Allis-Chalmers stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Allis-Chalmers’ executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010. Additional information about Seawell’s executive officers and directors and Allis-Chalmers’ executive officers and directors can be found in the above-referenced Registration Statement on Form F-4 when it becomes available. You can obtain free copies of these documents from Seawell and Allis-Chalmers using the contact information above.